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EXHIBIT 21

PARENTS AND SUBSIDIARIES
As of December 31, 2002

	State or country of incorporation or organization	Percentage of voting securities owned by its immediate parent
Registrant:
International Business Machines Corporation	New York
Subsidiaries:
IBM Credit Corporation	Delaware	100
Lotus Development Corporation	Delaware	100
Tivoli Systems Inc.	Delaware	100
IBM World Trade Corporation	Delaware	100
IBM Central and Eastern Europe/ Middle East/Africa, Inc	Delaware	100
IBM Plans Management Corporation	New York	88	(A)
IBM World Trade Asia Corporation	Delaware	100
IBM World Trade Holding LLC	Delaware	100
WTC Insurance Corporation, Ltd.	Bermuda	100
IBM Argentina, S.A.	Argentina	100	(A)
IBM Australia Ltd.	Australia	100
IBM Bahamas Ltd.	Bahamas	100
IBM de Bolivia, S.A.	Bolivia	100
IBM Americas Holding Limited	Bermuda	100
IBM Brasil Industria, Maquinas e Servicos Ltda	Brazil	100	(A)
Donelly Financial Inc.	British V.I.	100
IBM Foreign Sales Corporation	Barbados	100
Fitzal Capital Inc.	British V.I.	100
IBM Canada Credit Services Company	Canada	100
IBM Canada Limited—IBM Canada Limitee	Canada	100
IBM China Company Limited	China	100
IBM China/Hong Kong Limited	Hong Kong	100
IBM de Chile, S.A.C.	Chile	100	(A)
IBM de Colombia, S.A.	Colombia	90	(A)
IBM Middle East FZE	United Arab Emirates	100
IBM Middle East FZ-LLC	United Arab Emirates	100

IBM del Ecuador, S.A.	Ecuador	100
IBM Global Services India Pvt. Ltd.	India	90	(A/B)
IBM India Ltd.	India	100
YK IBM AP Holdings	Japan	100
IBM Japan, Ltd.	Japan	100
IBM Asia Pacific Service Corporation	Japan	100
IBM Business Consulting Services KK	Japan	100
Display Technologies, Inc.	Japan	100
IBM Korea, Inc.	Korea (South)	100
PT IBM Indonesia	Indonesia	99
IBM Malaysia Sdn. Bhd	Malaysia	100
Financiera de Tecnologia e Informatica S.A. de C.V., Sociedad Financiera del Objecto Limitado Filial	Mexico	99	(A)
Grupo IBM Mexico, S.A. de C.V.	Mexico	100	(B)
IBM de Mexico, S.A.	Mexico	100	(B)
IBM New Zealand Ltd.	New Zealand	100
IBM del Peru, S.A.	Peru	100
IBM Philippines, Incorporated	Philippines	100	(B)
IBM Romania Srl	Romania	100
IBM Taiwan Corporation	Taiwan	100	(A)
IBM Thailand Company Ltd.	Thailand	100	(B)
IBM del Uruguay, S.A.	Uruguay	100
IBM de Venezuela, S.A.	Venezuela	100
IBM Vietnam Company	Vietnam	100
International Business Machines of Belgium S.A.	Belgium	100	(A)
IBM Bulgaria Ltd.	Bulgaria	100
IBM Croatia Ltd./ IBM Hrvatska d.o.o.	Croatia	100
IBM Global Services Delivery Center Czech Republic s.r.o.	Czech Republic	100
IBM Business Consulting Services s.r.o.	Czech Republic	100
IBM Eesti Osauhing (IBM Estonia Ou)	Estonia	100
Compagnie IBM France, S.A.	France	100	(B)
IBM Eurocoordination	France	96	(A)
Tunisian Business Machines (TBM)	Tunisia	83	(B)
IBM Europe Middle East Africa	France	100	(A)

IBM International Treasury Services Company	Ireland	—	(C)
IBM Italia S.p.A.	Italy	100
IBM Hellas Information Handling Systems S.A.	Greece	100	(A)
IBM Israel Ltd.	Israel	100	(A)
Companhia IBM Portuguesa, S.A.	Portugal	100
IBM (International Business Machines) Turk Ltd. Sirketi	Turkey	98	(A)
IBM South Africa (Pty) Ltd.	South Africa	100
IBM East Africa Limited	Kenya	67	(A)
Sabiedriba ar irobezotu atbildibu IBM Latvija	Latvia	100
IBM Lietuva	Lithuania	100
IBM Business Consulting Services Limited	Lebanon	98	(A)
IBM BTO Global Holdings B.V.	Netherlands	100
IBM Business Consulting Services Eastern Europe B.V.	Netherlands	100
IBM Far East Holdings B.V.	Netherlands	100
International Information Products (Shenzhen) Co., Ltd.	China	80
IBM Holdings B.V.	Netherlands	100
IBM Global Holdings B.V	Netherlands	65	(A)
IBM Central Holdings GmbH	Germany	100
IBM Ceskra Republika spol.s.r.o.	Czech Republic	100
IBM Deutschland GmbH	Germany	100
IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H.	Austria	100
IBM (Schweiz)—IBM (Suisse)—IBM (Swizzera)—IBM (Switzerland)	Suitzerland	100
IBM East Europe/Asia Ltd.	Russia	100
IBM Polska Sp. z.o.o.	Poland	100
International Business Machines Corporation Magysrorssyagi Kft.	Hungary	100	(A)
IBM Eastern Europe Holdings B.V.	Netherlands	100	(A)
IBM Global Services Kft.	Hungary	100
IBM International Holdings B.V.	Netherlands	100
IBM Ireland Limited	Ireland	100
IBM Singapore Pte. Ltd.	Singapore	100

IBM Storage Products Kft.	Hungary	100
IBM North Region Holdings	United Kingdom	100	(B)
IBM Nederland N.V.	Netherlands	100
IBM United Kingdom Holdings Limited	United Kingdom	100
IBM United Kingdom Limited	United Kingdom	100
IBM International Centre for Asset Management N.V.	Netherlands	100
International Business Machines A/S	Norway	60	(A)
IBM West Africa Limited	Nigeria	100
IBM Slovensko spol.s.r.o.	Slovak Republic	100
IBM Slovenija d.o.o.	Slovenia	100
International Business Machines, S.A.	Spain	100	(A)
IBM Nordic Aktiebolag	Sweden	100
IBM Danmark A/S	Denmark	100
Oy International Business Machines AB	Finland	100
IBM Svenska Aktiebolag	Sweden	100
IBM Business Consulting Services Limited	United Kingdom	98	(B)
IBM (International Business Machines) Is Danismanlik Hizmetleri Limited	Turkey	100

(A)
Remaining percentage owned by other wholly-owned IBM company(s).

(B)
Minor percentage held by other IBM shareholders, subject to repurchase option.

(C)
IBM Germany owns 33.7%, IBM France owns 13.5%, IBM Finland owns 10.1%, IBM Denmark owns 18.0% and IBM Switzerland owns 24.7% of IBM International Treasury Services Company.

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PARENTS AND SUBSIDIARIES As of December 31, 2002